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                                                                    Exhibit 10.2


                            ASSET PURCHASE AGREEMENT

      AGREEMENT dated the 27th day of February, 1998 by and between U.S. PLASTIC LUMBER LTD., a Delaware corporation, and CHESAPEAKE PLASTIC LUMBER, INC., a (hereinafter jointly and severally referred to as "Buyer"), with offices located at 2300 W. Glades Rd., Suite 440W, Boca Raton, FL 33431 and CHESAPEAKE RECYCLED LUMBER, INC., a Maryland corporation with offices located at 24562 Meetinghouse Rd., Denton, MD 21629 (the "Seller"), and all Shareholders as listed on Exhibit "A" ( hereinafter jointly and severally referred to as "Shareholders").

                                   BACKGROUND

        The Seller is in the business of manufacturing and selling plastic lumber. Shareholders constitute all of the shareholders and officers of the Seller.

      Buyer desires to acquire substantially all of the assets owned by the Seller, and to assume none of the liabilities in connection therewith, except as set forth herein, and the Seller desires to sell such assets to Buyer, all upon the terms and subject to the conditions set forth in this Agreement.

    The Shareholders, with the exception of H. Richard Wolf, although joining in this Agreement, do not make any representations and warranties as contained in this Agreement unless the representation and warranty specifically makes reference to all Shareholders. H. Richard Wolf is the majority owner of the shares of Seller, and has conducted the operation of the Seller on a day-to-day basis. The remaining Shareholders are passive investors in Seller.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.     TERMS OF PURCHASE AND SALE OF ASSETS.

                  1.1. PURCHASE OF ASSETS. On the Closing Date (as hereinafter defined), the Seller will sell, transfer, convey, assign and deliver to Buyer and Buyer will purchase and acquire from the Seller all right, title and interest in and to the Seller's assets, whether tangible or intangible, including but not limited to cash, accounts receivable, equipment, furnishings, finished goods inventory, raw material inventory, work in progress inventory, customer lists, all contracts, as set forth on Schedule "1.1" (collectively, the "Assets").

                  1.2. ASSUMPTION, PAYMENT, AND RELEASE OF LIABILITIES. On the Closing Date, Buyer does not assume, does not purchase the Assets subject to, and shall in no event be liable for any liabilities or obligations or responsibilities of the Seller, all of which shall remain the




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obligations of the Seller (collectively, the "Retained Obligations"), except as may be listed on Schedule 1.2. The Seller and the Buyer agree that Schedule 1.2 shall set forth that Buyer shall assume the balance of a $100,000 credit line with Seller's Bank, all equipment leases with Citicorp and all of the accounts payable, except, however, that the parties also agree that the accounts payables shall not exceed the accounts receivables by more than $26,000, but that in the event the accounts payables do exceed the accounts receivables by more than $26,000, the Buyer shall receive a credit against the cash portion of the purchase price to be paid at Closing as set forth in Section 1.3 (i) below to the extent of any liabilities in excess of $26,000 over the accounts receivables. The Buyer acknowledges that the principal sum due on the $100,000 credit line with the Seller's Bank is $100,000 and the Buyer agrees to assume all obligations under that loan, including the payoff of that loan. The Buyer shall use its best efforts to have the Seller released from any obligations of said loan and have H. Richard Wolf released from any personal guarantees made in conjunction therewith. In the event the efforts of the Buyer are not successful in removing the Seller andH. Richard Wolf, from the obligations of the aforesaid loan, Buyer will indemnify and hold harmless the Seller and H. Richard Wolf from any liability or claims asserted against them as a result of the aforesaid loans. The Seller shall pay and/or perform all of the Retained Obligations. After the Closing, Buyer shall be entitled to the benefit of any insurance policies maintained by the Seller which insure assets purchased by Buyer.

                  1.3. PURCHASE PRICE. In consideration of the sale, transfer, conveyance, assignment and delivery of the Assets to Buyer and in reliance upon the representations and warranties made herein by the Seller and Shareholders, Buyer will, in full payment thereof, subject to the adjustments, if any, pay to the Seller at time of Closing (collectively, the "Purchase Price") as follows:

                           (i) Two Hundred Thousand Dollars ($200,000) to be
paid as follows: One Hundred

Thousand Dollars ($100,000) to be paid at time of Closing by good check or wire transfer, and One Hundred Thousand Dollars ($100,000) to be paid pursuant to a Promissory Note, in the form attached hereto as Exhibit B, at the rate of 8% interest due and payable in full six months from the Closing Date hereunder. The Promissory Note shall be secured with a lien against equipment being acquired pursuant to this Agreement and inventory to include a UCC Financing Statement and Security Agreement to be delivered simultaneous with Closing, all in the form attached hereto as Exhibit B-1.

                           (ii) Ninety Seven Thousand Five Hundred Shares of
non-registered and non-assessable Common Stock of U.S. Plastic Lumber
Corporation.

                  1.4. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on Schedule "1.4." The Seller and Buyer shall each file all required forms (and any amendments thereto) with the Internal Revenue Service on a timely basis and neither the Seller nor Buyer shall take any position on their respective tax returns that is inconsistent with the amount of consideration which is allocated among the Assets as set forth on Schedule "1.4".












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                  1.5. CORPORATE NAME. The Seller shall transfer its rights to the corporate name "Chesapeake Recycled Lumber, Inc." or any derivative thereof to Buyer as one of the Assets being transferred hereunder.

                  1.6 BULK SALE LAWS. Seller shall furnish to Buyer a list of all of its existing creditors, inclusive of addresses and phone numbers, which list shall be certified as accurate and notarized by Seller and Shareholders. See Schedule 1.6. Seller and Buyer subject to Section 13.1 of this Agreement, waive compliance with all Bulk Sales Laws applicable to the transaction contemplated by this Agreement.

         2. CLOSING DATE. For purposes of this Agreement, the closing ("Closing") of the transactions contemplated hereby shall take place on the "Closing Date". The term "Closing Date" shall mean five business days from the date in which all conditions to Closing (other than those requiring the delivery of a certificate or other action at Closing) have been satisfied or waived, or such other date as the parties may agree in writing. The Closing shall take place simultaneously at the offices of Buyer and the general counsel of Seller, at or about 10:00 a.m., on the Closing Date, or at such other time or place as may be mutually agreed upon by the parties.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND H. RICHARD WOLF. The Seller and H. Richard Wolf, jointly and severally, represent and warrant to Buyer as to all sections of this Article 3 as established below. The other Shareholders only represent and warrant to the extent a representation and warranty set forth in this Article 3 specifically refers to all Shareholders.

                  3.1. POWER AND AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified as a foreign corporation in each jurisdiction (such jurisdictions being listed on Schedule "3. 1 ") in which, to the best of Seller's and H. Richard Wolf's knowledge, the Seller is required to be so qualified, except where the failure to be so qualified, would have a material adverse effect on the Assets. Except as stated on Schedule "3.1-2", the Seller has the full power and authority to own, lease and operate the Assets and to carry on its business as and where the business is now conducted subject to approval by Lessor, and to execute, deliver and perform this Agreement and all documents, agreements and transactions contemplated hereby. The execution, delivery and performance and all documents, agreements and transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Seller and all Shareholders. Except as stated on Schedule "3.1-2", Seller has the full power, authority, and legal capacity to execute, deliver and perform this Agreement and all documents, agreements, and transactions contemplated hereby. This Agreement is the valid and legally binding obligation of the Seller and all Shareholders enforceable against the Seller and all Shareholders, as may be applicable thereto, in accordance with its terms, and each document and agreement contemplated by this Agreement, when executed and delivered in accordance with its terms, will be the valid and legally binding obligation of the Seller and all Shareholders enforceable against the Seller and all Shareholders, as may be applicable thereto, in accordance with their terms. Except as set forth on Schedule "3.1-3", no consent of, or filing with, any governmental or regulatory authority (federal, state or local) or any other person or entity is required to be obtained by the Seller




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and/or Shareholder in connection with the execution and delivery of this
Agreement or the consummation of the transactions contemplated hereby.

                3.2 TAX MATTERS. Except as stated on Schedule "3.2", the Seller has duly and timely filed all Tax Returns (as hereinafter defined) which the Seller is required to file prior to the date hereof (including Tax Returns for the jurisdictions set forth on Schedule "3.2 ") , and has paid all Taxes (as hereinafter defined) , deficiencies or other assessments of Taxes owed or claimed to be owed by the Seller which are due and payable prior to the date hereof. There are no deficiencies or other assessments of Taxes owed or claimed to be owed by the Seller. Shareholders, meaning all Shareholders, know of no unassessed Tax deficiency proposed or threatened or any basis therefor which may occur in the future. There is no dispute or claim concerning any Tax liability of the Seller either (i) claimed or raised by any taxing authority in writing, or (ii) as to which any or all Shareholders have knowledge based on personal contact with any agent of such authority.

No Tax Returns are currently the subject of an audit. Except as stated on Schedule "3.2", no extensions of time on which any Tax Return was or is to be filed by the Seller are in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any Tax. No claim has ever been made by a taxing authority in a jurisdiction where the Seller does not file a Tax Return that it is, or may be, subject to taxation by that jurisdiction. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. All Taxes which are called for by the Tax Returns, or claimed to be owed by a taxing authority from the Seller, and all other Taxes owed or claimed to be owed by the Seller which are due and payable prior to the date hereof, and all Taxes upon or required by the Seller's properties, assets, or income, have properly accrued in accordance with generally accepted accounting principles. For purposes of this Agreement, the term "Tax" and the term "Tax Return" shall mean:

                           (i) "Tax" means any federal, state, local, or foreign
income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                           (ii) "Tax Return" means any return, declaration,
report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  3.3. COMPLIANCE WITH LAWS. Except as stated on Schedule "3.3", the Seller has, to the best of its knowledge, complied in all material respects with all federal, state, county, and local laws, ordinances, rules, regulations, and orders (collectively, "Laws") relating in any respect to its business or operations. A list of all permits and licenses of any governmental or regulatory body (federal, state or local) (collectively the "Permits") held by the Seller is set forth




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on Schedule "3.3". Except as stated on Schedule "3.3", the Permits are in full force and effect and the Seller has not received any notice of violation with respect to the Permits.

                  3.4. NO BREACH. Except as stated on Schedule "3.4", the execution, delivery and consummation of this Agreement and the transactions herein contemplated (i) do not conflict with any term or provision of the certificate of incorporation or by-laws of the Seller, (ii) do not constitute or will not constitute a violation of or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or do not or will not conflict with, any term or provision of any contract, commitment, indenture, lease or other agreement, arrangement or understanding to which the Seller or H. Richard Wolf is a party, (iii) do not constitute a violation of, or conflict with, any judgment or order known toH. Richard Wolf, or, any Law, and (iv) do not result in the creation of any lien or other encumbrance on any of the Seller's assets or give to any person or entity any interest in the Seller.

                  3.5. FINANCIAL STATEMENTS. Schedule "3.5" contains the financial statements and notes thereto of the Seller and its Affiliates as at and for the years ended December 31, 1996, 1995, and 1994 and the most recent interim period, being October 31, 1997 (the "Financial Statements"). Seller shall also provide the Buyer with financial statements dated December 31, 1997. Except for the value of inventory as set forth on interim period financial statement, the Financial Statements are substantially true and correct, and fairly present the financial position of the Seller as at such dates and the results of its operations and a statement of its cash flow for the periods then ended. Except as relates to inventory, H. Richard Wolf is not aware of any material modification that should be made to the year-end Financial Statements in order for them to be in conformity with generally accepted accounting principles. Also, as to any interim statement provided herewith, it was prepared in conformity with generally accepted accounting principles, and is based on recorded transactions and management's best estimates and judgments, except for the aforementioned inventory valuation. The Seller has also provided Buyer with a separate inventory valuation which Seller has prepared in accordance with generally accepted accounting principles and which Seller represents and warrants is substantially true and correct.

                  3.6. LIABILITIES. Except as disclosed in the Financial Statements or on any other Schedule attached hereto, the Seller has no other liabilities.

                  3.7. LITIGATION AND JUDGMENTS. Except as disclosed on Schedule "3.7", the Seller is not a party to, or threatened with, any claim, litigation, arbitration, proceeding or governmental investigation and the Seller has not received notice of any claim, litigation, arbitration, proceeding or governmental investigation. Additionally, except as disclosed on Schedule "3.7", there are no judgments, orders, writs, decrees, fines, citations, penalties, injunctions or other legal, administrative or arbitration actions affecting the Seller.

                  3.8. AGREEMENTS. Schedule "3.8" sets forth a list of all contracts, leases, and agreements (whether written or oral) under which the Seller is bound including, but not limited to, lease agreements (collectively, the "Contracts"). Except as disclosed in Schedule "3.8", each of the Contracts is in full force and effect and enforceable in accordance with its terms and no notice of default, defense, offset, counterclaim termination or acceleration has been given or received by the Seller with respect to any of the Contracts.



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                  3.9. ACCOUNTS RECEIVABLE.

         (a) The accounts receivable are an asset being included in this sale transaction. All accounts receivable of the Seller reflected in the Balance Sheet and all accounts receivable of the Seller that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Seller are subject to no valid defense, offset or counterclaim and are fully collectible to the best of Seller and H. Richard Wolf's knowledge, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet, except as set forth on Schedule 3.9 SCHEDULE 3.9 contains a true and complete aging of the Seller accounts receivable as of the Balance Sheet Date.

                3.10. TRADE NAME. To the best of the Seller's knowledge, the Seller has the valid right to use its corporate name and the name Chesapeake Plastic Lumber as a trade name, without any known conflict with the rights of others. The Seller has not conducted business under any other name. The Seller is not aware of any claim that use of its trade name infringes the rights of any third party.

                3.11. PROPERTY.

                           (i) TANGIBLE PROPERTY. Schedule "3.11-1" sets forth a
list of all interests owned, used by or leased by or to the Seller in machinery, equipment, vehicles and other tangible property (collectively the "Tangible Property"). Except as set forth in Schedule 3.11-1, all Tangible Property being sold hereunder is structurally sound and has no material defects which are known to Seller and are in good operating condition, repair, and are adequate for the uses to which they are being put, ordinary wear and tear excepted.

                           (ii) REAL PROPERTY.

                                    (a) The Seller owns no real property except
as set forth on Schedule "3.11-2"

                           (iii) SOFTWARE. Schedule "3.11-3" sets forth a list
of all software and/or software rights (including any computer programs) owned by or licensed to the Seller (the "Software"). Software is being transferred "as is, where is".

                  3.12. LIENS.

                           (i) Except as set forth on Schedule "3.12", the
Seller owns outright and has good and absolute legal, equitable and marketable title to all of the Assets, free and clear of any lien, debt, pledge, obligation, liability, charge, encumbrance, security interest, commitment or option (any of the foregoing, an "Encumbrance") of any kind, nature or description, and the Seller has the full power and authority to convey the Assets to Buyer free



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and clear of any Encumbrance and, upon delivery of and payment for such Assets as herein provided, Buyer will acquire good, valid and marketable title thereto, free and clear of any Encumbrance.

                           (ii) All Shareholders own, both of record and
beneficially, all of the issued and outstanding shares of capital stock of the Seller. There are no outstanding options, warrants or agreements under which the Seller or any or all Shareholders would be obligated to issue or sell any stock of the Seller. The Seller has no subsidiaries (wholly-owned or otherwise).

                  3.13. EMPLOYEES. Schedule "3.13" is a complete list of the Seller 's employees, their job titles and their current wages and benefits. Except as set forth on Schedule "3.13-1", the Seller is not and has not been a party to any written agreement with any of its employees presently employed by the Seller, there is no employee whose employment is not terminable at will. The Seller has no personnel manual or handbook covering any of its employees, except as disclosed on Schedule "3.13". The Seller has no severance pay policy and, the Seller has never paid any severance payment to any of its employees. If Buyer determines to offer employment to any employee of the Seller, the Seller shall immediately provide copies of such employee's employment records. Except as set forth on Schedule "3.13-2",: To the best of the Sellers knowledge, the Seller is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against the Seller is pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Seller; no representation question exists respecting the employees of the Seller; no grievance which might have an adverse effect upon the Seller or the conduct of its business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by the Seller and the Seller has not experienced any material labor difficulty during the last three years. Schedule "3.13-3" sets forth a true and correct list of all loans made by the Seller to employees of the Seller. Prior to the Closing, the Seller shall (i) make no such further loans and (ii) continue to collect such debts in accordance with its current policy.

                3.14. EMPLOYEE BENEFIT PLANS. Schedule "3.14" is a complete list of the Seller's "Employee Benefit Plans" which term as used herein means (i) any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, deferred compensation, pension or profit sharing, retirement, payroll savings, stock option, group insurance, death benefit, fringe benefit arrangement of any nature whatsoever, including those benefiting former employees. On or before the Closing Date, the Seller, if applicable, shall apply to the Internal Revenue Service for a determination letter requesting approval of the termination of its Profit Sharing Plan (the "Plan") and shall fully vest all participants in the Plan and arrange for payment of all amounts held in the Plan for such participants as soon as practicable after receipt of a favorable letter from the IRS approving of the termination. Buyer assumes no responsibility for the Plan's termination or for the payment of any Plan participant's account balances as described in the preceding sentence. With respect to prior plan years and the current plan year of the Seller's Health Plan: (i) the Seller has made on


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or prior to the date hereof and will have made on or prior to the Closing Date all payments (including, without limitation, contributions, premiums, benefit payments, administrative costs and liabilities) required to be made by it on or prior to the date hereof and the Closing Date, and has accrued (in accordance with generally accepted accounting principles consistently applied) as of the date hereof and will have accrued on or prior to the Closing Date all payments (including, without limitation, contributions, premiums, benefit payments, administrative costs and liabilities) due but not yet payable as of the date hereof and the Closing Date, and (ii) the Seller has operated, currently operates, and will continue to operate up to Closing such plans in full compliance with the plan documents and all applicable laws.

                  3.15. INSURANCE. Schedule "3.15" sets forth all policies of insurance ("Insurance Policies") held by or on behalf of the Seller specifying the insurer, the policy number (or covering note number with respect to binders), the risks covered, the premium, the deductibles and the amount of coverage provided and describing any pending claim against the Insurance Policies. A life insurance policy insuring the life of H. Richard Wolf shall be maintained and owned by Seller, as set forth on Schedule 3.15.

Except as set forth in Schedule "3.15", the Seller has not received a notice of cancellation, non-renewal or audit of any such Insurance Policy. The Seller represent and warrants that all insurance policies are in place and existent as of the Closing Date. Except as set forth in Schedule "3.15", the Shareholder has no knowledge of any failure to pay premiums when due. Such policies are sufficient for compliance with all requirements of law and of all agreements to which either Seller is a party; are valid, outstanding, and enforceable policies; provide adequate insurance coverage for the assets and operations of Seller's business; and with respect to the periods prior to Closing will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

                  3.16. NO BROKER. No broker or similar intermediary has acted for or on behalf of the Seller or Shareholder in connection with the transactions contemplated hereby.

                  3.17. ENVIRONMENTAL MATTERS. Except as disclosed on Schedule "3.17",: no hazardous wastes, hazardous substances, hazardous materials, asbestos, infectious wastes, petroleum, petroleum products or pollutants, all as defined by environmental laws existing as of the date of this Agreement (collectively, "Hazardous Waste") or solid waste has been discharged, spilled, released or disposed of by or at the direction of the Seller which would provide a basis for liability for personal damage, property damage, environmental cleanup or natural resources damage, except for such occasional emissions, discharge, spills and releases occurring in and incidental to the regular operation of the business of the Seller, e.g., oil leaks from vehicles which would not cause any significant environmental problems ("Ordinary Emissions") ; and no Ordinary Emission is the subject of any threatened or pending claim, assessment, administrative proceeding or penalty. In addition, the Seller has not spilled or discharged or caused to be spilled or discharged any Hazardous Waste on any of the property it has leased in the past or is currently leasing ("Leased Property") , and has only used these properties as administrative, manufacturing and office facilities in the normal course of its business. The Buyer is aware that the leased property does contain certain hazardous waste deposited thereon, as more specifically set forth in the lease agreement between Seller and FIL USA, Inc., a copy of which has been


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provided to Buyer prior to Closing Date. The Seller and H. Richard Wolf, shall have no responsibility to the Buyer as a result of any hazardous waste deposited on the subject premises, unless Seller and H. Richard Wolf, spilled or discharged or caused to be spilled or discharged any hazardous waste on the subject property.

                3.18. FULL DISCLOSURE. To the best of Seller's and H. Richard Wolf's knowledge, the information furnished by or on behalf of the Seller or H. Richard Wolf to Buyer in connection with this Agreement and the transactions contemplated hereby does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to the Seller or H. Richard Wolf which materially and adversely affects the business, prospects or financial condition of the Seller, which has not been set forth in this Agreement or the Schedules or certificates and/or any other documents provided to Buyer prior to Closing furnished in connection with the transactions contemplated by this Agreement.

                3.19. NO UNDISCLOSED LIABILITIES. Except to the extent set forth or provided for in the Schedules attached to this Agreement, the Seller has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the events or transactions occurring at or prior to the Closing.

                3.20. PROCEEDS. The proceeds to be received by the Seller in connection with the transactions contemplated by this Agreement are sufficient for, and will be used by, the Seller to meet all of its current financial and administrative requirements, including without limitation, legal expenses and any items set forth in any of the Schedules attached hereto.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Shareholders and the Seller as follows:

                  4.1. AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full corporate power and authority to execute, deliver and perform this Agreement, the Promissory Note and the transactions contemplated hereby. This Agreement and the Promissory Note have been duly executed and delivered by, and are the valid and legally binding obligation of, Buyer enforceable in accordance with its terms, and each document contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, shall be valid and legally binding upon Buyer in accordance with its terms. Except as set forth on Schedule "4. 1 ", no consent of any governmental or regulatory authority (federal, state or local) or any other person or entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           4.1.1 CORPORATE GUARANTY. U.S. Plastic Lumber
Corporation, a Nevada corporation, being the parent of Buyer, does hereby represent and warrant that it is a corporation


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duly organized, validly existing and in good standing under the laws of Nevada and that it has received approval from its Board of Directors authorizing Buyer to Close this transaction. Furthermore, U.S. Plastic Lumber Corporation hereby represents and warrants that it will become a Maker of the Promissory Note to be delivered pursuant to Section 1.3 hereof, issue all shares of non-assessable and non-registered Common Stock as set forth in this Agreement at the time or times required hereunder, that such shares will be validly issued upon issuance thereof, and it agrees that this representation and warranty shall survive the Closing of this transaction.

                  4.2. NO BROKER. No broker or similar intermediary has acted for or on behalf of Buyer in connection with the transactions contemplated hereby.

                  4.3. FULL DISCLOSURE. To the best of Buyer's knowledge, the information furnished by or on behalf of Buyer to Shareholders or the Seller in connection with this Agreement and the transactions contemplated hereby does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. The Buyer and U.S.Plastic Lumber Corporation, to the best of their knowledge, are not aware of any event, whether existent, threatened or contemplated, and whether involving the government or agency thereof are not, that would have a material adverse affect on the financial condition of the Buyer and U.S. Plastic Lumber Corporation.

                4.4 Buyer shall use its best efforts to assume (i) the lease with FIL [USA], Inc. for the premises from which the business of Seller is conducted; (ii) the lease with Citicorp Leasing, Inc., for the equipment used in the conduct of Seller's business; and (iii) the loan from Sterling Bank to Seller and Buyer shall remove H. Richard Wolf as a Guarantor thereof.

         5. OBLIGATIONS OF THE SELLER AND H. RICHARD WOLF, FROM THE DATE OF THIS AGREEMENT UNTIL THE CLOSING Date. From the date hereof until the Closing Date, the Seller will, and H. Richard Wolf will cause the Seller to, as applicable:

                  5.1. Allow, during normal business hours and on reasonable notice to, and preapproval by, H. Richard Wolf, which approval shall not be unreasonably withheld; and provided that the Seller's business is not unreasonably interrupted: (i) the employees, attorneys, accountants, engineers, inspectors and any other representatives of Buyer free and full access to the assets, the books and records of the Seller; and (ii) the employees of Buyer to interview and meet with the employees of the Seller; such contact to be limited to the employees listed in Schedule "5. 1" attached hereto. Seller and Shareholder shall fully cooperate with Buyer in the Buyer's review of the business of the Seller. Notwithstanding anything to the contrary, Buyer agrees that any lists or documents containing the identity of customers and vendors or from which the identity of customers or vendors can be discerned shall be provided at Closing, except that Seller shall make any such lists or documents available to Buyer prior to Closing with the identities of customers or vendors stricken therefrom.

                  5.2. Use its reasonable efforts to: (i) preserve the Seller's business organizations intact and to conduct its business in the Ordinary Course and otherwise conduct its business after the signing of this Agreement in the same manner as it conducted its business prior to the execution of this Agreement; (ii) to the extent requested by Buyer, keep available the Seller's present employees; (iii) preserve the present relationships with the Seller's customers and others having business relationships with the Seller; and (iv) perform all obligations under contracts and other agreements.

                  5.3. Use its best efforts to cause all of the conditions precedent to Closing to be satisfied as soon as practicable after the date hereof.

                  5.4. Observe all applicable Laws in the conduct of the Seller's business, duly and timely file all reports, registrations and returns to be filed with any governmental entity, and promptly pay all Taxes, fees and other charges when due and keep full and accurate records of all transactions entered into and conducted.

                  5.5. Promptly, by written notice, keep Buyer fully informed of all material events and occurrences relevant to the Seller's business and operations.

                  5.6. Cooperate fully with Buyer in making application for any necessary approvals, including application for assignments of assignable Contracts and Permits as determined and requested by Buyer; provided, however, that until Closing, no action shall be taken which might identify to Buyer the customers of Seller.

                  5.7. Hold in confidence and cause all Shareholders' and the Seller's Representatives (as defined below) to hold in confidence all Confidential Information (as defined below) and not disclose the same to any third person without the prior consent of Buyer, except (i.) Pursuant to lawfully issued subpoena, in which event Seller shall provide notice thereof to Buyer upon receipt by Seller and (ii) all Shareholder's and the Seller's Representatives who need such information for the purpose of evaluating the transactions contemplated by this Agreement (such person shall be informed by all Shareholders or the Seller of the confidential nature of the material and shall be subject to all the terms of this Agreement; all Shareholders and the Seller shall be responsible for any breach of such terms by any such Representatives). If this Agreement is terminated or dissolved for any reason, all Shareholders and the Seller will promptly return to Buyer all Confidential Information furnished by Buyer and held by Shareholders or the Seller, including all copies and summaries thereof and will not make use of or disclose to any person such Confidential Information. As used herein, "Confidential Information" means all information concerning Buyer and its business obtained by Shareholders, the Seller, or their directors, officers, employees, attorneys, agents or other representatives (collectively, "Representatives") from Buyer in connection with the transactions contemplated by this Agreement except information which (i) was available to the public prior to the time of such disclosure, (ii) becomes available to the public through no act or omission of the Shareholders or the Seller or their Representatives, or (iii) has been given to the Shareholders or the Seller prior to such disclosure, or is given to the Shareholders or the Seller thereafter, in either case by a third party not known by the Shareholders or the Seller to be under any obligation of confidentiality to the Buyer with respect thereto. "Confidential Information" includes this Agreement.

                  5.8. Promptly, by written notice, advise Buyer of any information that indicates that any representation or warranty of Buyer contained in this Agreement is not true and correct or that Buyer has breached any of its obligations under this Agreement.

                  5.9. Promptly, by written notice, advise Buyer of any event, condition or circumstance (an "Event") occurring after the date hereof through the Closing Date which causes any of the representations and warranties of the Seller or Shareholders not to be true and correct in all material respects as of the date hereof or as of the date such Event occurred (as if such representation or warranty were made on the date such Event occurred). Buyer's closing under this Agreement after its receipt of information furnished by the Seller or Shareholders pursuant hereto shall not operate as a waiver of any of Buyer's rights for any misrepresentation or breach of any representation or warranty which is disclosed by such information.

         6. OBLIGATIONS OF BUYER FROM THE DATE OF THIS AGREEMENT. From the date hereof until the Closing Date, Buyer will:

                  6.1. Cooperate fully with H. Richard Wolf and the Seller in making application for any necessary approvals, if applicable,

                  6.2. Hold in confidence and cause its Representatives (as defined below) to hold in confidence all Confidential information (as defined below) and not disclose the same to any third person without the prior consent of Shareholders, except to Buyer's Representatives who need such information for the purpose of evaluating the transactions contemplated by this Agreement (such person shall be informed by Buyer of the confidential nature of the material and shall be subject to all the terms of this Agreement; Buyer shall be responsible for any breach of such terms by any of the Buyer's Representatives). If this Agreement is terminated or dissolved for any reason, Buyer will promptly return to all Shareholders all Confidential Information furnished by all Shareholders or the Seller including all copies and summaries thereof and will not make use of or disclose to any person such Confidential Information. As used herein, "Confidential Information" means all information concerning the Seller obtained by Buyer or its directors, officers, employees, attorneys, agents or other representatives (collectively, "Representatives") from Shareholders or the Seller in connection with the transactions contemplated by this Agreement except information which (i) was available to the public prior to the time of such disclosure, (ii) becomes available to the public through no act or omission of Buyer or Buyer's Representatives, or (iii) has been given to Buyer prior to such disclosure, or is given to Buyer thereafter, in either case by a third party not known by Buyer to be under any obligation of confidentiality to the Seller or all Shareholders with respect thereto. "Confidential Information" includes this Agreement.

                  6.3. Promptly, by written notice, advise all Shareholders and the Seller of any information that indicates that any representation or warranty of Shareholders or the Seller contained in this Agreement is not true and correct or that all Shareholders, any one or more of them or the Seller has breached any of its obligations under this Agreement together with reasonable detail so as to apprise them of such conduct.

                  6.4. Promptly, by written notice, advise all Shareholders and the Seller of any event, condition or circumstance (an "Event") occurring after the date hereof through the Closing Date which causes any of the representations and warranties of Buyer not to be true and correct in all material respects as of the date hereof or as of the date such Event occurred (as if Buyer had made such representation or warranty on the date such Event occurred). The Seller's and all Shareholders' closing under this Agreement after their receipt of information furnished by Buyer pursuant hereto shall not operate as a waiver of any of the Seller 's or Shareholders' rights for any misrepresentation or breach of any representation or warranty which is disclosed by such information.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to be performed by it at the Closing are subject to the satisfaction, at or prior to the Closing of each of the following conditions, each of which may be waived in whole or part by Buyer:

                  7.1. The representations and warranties made in Sections 3.1,
3.11 and 3.12 of this Agreement shall each be true and correct in all material respects on the Closing Date with the same force and effect as though they had been made on the Closing Date (the truth and correctness of the remaining representations and warranties in Section 3 of this Agreement on the Closing Date with the same force and effect as if made on the Closing Date not being conditions precedent to the obligations of Buyer to be performed at Closing), and Shareholders and the Seller shall have performed in all material respects their obligations under this Agreement which are to be performed or complied with prior to or on the Closing Date, as the case may be in the form attached hereto as Exhibit F.

                  7.2. Buyer shall have received a certificate, dated the Closing Date, from the Seller, H. Richard Wolf and any applicable Shareholders certifying to the fulfillment of the conditions set forth in Section 7. 1.

                  7.3 Buyer shall have received the opinion of counsel to the Seller and Shareholders, dated the Closing Date and addressed to Buyer substantially in the form of Exhibit "D" attached hereto.

                  7.4 At least three days prior to Closing, the Seller shall deliver to Buyer Uniform Commercial Code certified searches and searches with respect to the Seller for liens, encumbrances, judgments and federal tax liens in (collectively, "Searches"), all such Searches to be dated no earlier than ten business days prior to the Closing Date.

                  7.5. On the Closing Date, the Seller shall have delivered to Buyer the following:

                  (i) a fully executed Non-Competition Agreement in the form attached hereto as Exhibit C,

                  (ii) documents and instruments of transfer for the Assets substantially in the forms attached as Exhibit "E" including, without limitation, Articles of Transfer, bills of sale for tangible property, transfers of certificates of title for all Assets where applicable, all keys for vehicles and the Real Property, and, to the extent assignable by the Seller, assignments of Contracts and Permits; (ii) to the extent available, the original invoices, if available, together with the manufacturer's or dealer's guarantees and/or warranties covering the Assets; (iii) to the extent available, copies or originals of all files, papers, books and records, Permits, applications, correspondence and other documents relative to the Assets (including a full customer list); (iv) a certificate, dated no earlier than ten business days prior to the Closing Date, from the Maryland Secretary of State that the Seller is in good standing which Seller and Shareholders represent does not get issued by the State of Maryland unless there are no liens for corporate taxes of any kind, including but not limited to payroll taxes, against the Seller; (vi) if applicable, any termination statements terminating the liens or pay-off letters with respect to the liens set forth on Schedule "7.5"; (vii) copies of the Board of Directors' and Shareholders' unanimous written consents authorizing the execution, delivery and performance of this Agreement with the Seller; and (vii) receipts acknowledging Buyer's payment to the Seller of the Purchase Price. Buyer shall pay any sales tax to the State of Maryland which may be due as a result of the assets being transferred hereunder.

                  7.6. There shall not be any governmental suit or proceeding pending before any court or other governmental agency in which the government seeks to prevent the consummation of this Agreement or the transactions contemplated hereby. There shall not be any order or judgment issued by any court of competent jurisdiction or other governmental agency which prohibits the consummation of this Agreement or the transactions contemplated hereby.

                  7.7. Shareholders and the Seller shall have executed all this Agreement and all Agreements required to be executed by this transaction.

                  7.8 Buyer's review of the representations and warranties contained herein and the Schedules which are a part of this Agreement and a determination that the information contained in the representations and warranties and the Schedules is substantially true and correct in all material respects determined as of the date of this Agreement.

                  7.9 Fil (US), the landlord of the premises occupied by Seller, shall agree to assign the Lease on the aforesaid premises to Buyer. Seller and Shareholder shall utilize their best efforts to assist Buyer in the re-negotiation of certain provisions of the Lease, including but not limited to maintaining the existing rental of $6,000 per month through the termination of the Lease on May 1, 2003, and such other changes as Buyer may reasonably request. Buyer acknowledges that Seller and Shareholder shall have no obligation pursuant to this paragraph to expend any monies, except minimal costs relative to administrative support such as phone bills, letter writing, postage, etc.

                  8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER AND SHAREHOLDERS TO EFFECT THE CLOSING. The obligations of the Seller and Shareholders to be performed by them at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions, each of which may be waived in whole or in part by the Seller and Shareholders:

                  8.1. The agreements, representations and warranties made by Buyer and U.S. Plastic Lumber Corporation in Sections 4.1, 4.2 and 4.3 of this Agreement shall each be true and correct in all material respects on the Closing Date with the same force and effect as though they had been made on the Closing Date, and Buyer shall have performed all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, as the case may be. Buyer and U.S. Plastic Lumber Corporation shall also represent and warrant as of the Closing Date that their are currently no facts known to it which will materially affect the financial condition of either company now or in the foreseeable future.

                  8.2. Shareholders and the Seller shall have received a certificate, dated the Closing Date, from the Buyer certifying to the fulfillment of the conditions specified in Section 8.1 and Certificates of Good standing issued within five days of Closing on behalf of Buyer and U. S. Plastic Lumber Corporation.

                  8.3. Shareholders and the Seller shall have received a certificate, dated the Closing Date, from the Secretary of Buyer certifying to the minutes of the meetings of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the transactions contemplated hereby.

                  8.4. Buyer shall have executed this Agreement and all Related Agreements, including the Promissory Note UCC Financing Statement, and Security Agreement attached hereto and incorporated by reference herein as Exhibit B, contemplated by this transaction.

                  8.5. There shall not be in effect any order issued by a court of competent jurisdiction which restricts the payment of the Purchase Price to the Seller or the distribution of the Purchase Price by the Seller.

                  8.6. The Closings under the Related Agreements shall have occurred simultaneously with the Closing under this Agreement.

           9.     TERMINATION AND EFFECT OF TERMINATION.

                  9.1. Termination. This Agreement may be terminated:

                           (i) at any time on or prior to the Closing Date, by
the mutual consent in writing of the parties hereto;

                           (ii) at any time on or prior to the Closing Date, by
either Buyer, or Shareholders and the Seller, as the case may be, if the other party has breached, in any material respect, any representation or warranty contained in Sections 3.1, 3.11 or 3.12 (as to the Seller and the Shareholders which have agreed to be bound by such representations and warranties), or any representation or warranty in Section 4.1, 4.2 and 4.3 (as to Buyer), or any covenant or undertaking contained herein, and any such breach has not been cured by the close of business on the 10th day after the date on which notice of such breach is given to the party committing such breach, unless the party in breach has notified the other party, in writing, that the breach cannot be cured within the ten day period and the party in breach is diligently and in good faith working to cure the breach, in which case the cure period may be extended by the breaching party as necessary to cure the breach;

                           (iii) by Buyer at any time after the date on which
the Seller shall no longer be in operation as an on-going business or if the due diligence of Buyer, in the sole discretion of Buyer, manifests the transaction is not feasible or suitable to Buyer's business.

                  9.2.     EFFECT OF TERMINATION.

                           (i) Upon termination of this Agreement as provided in
Section 9. 1 (i), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

                           (ii) In the event of termination of this Agreement as
provided in Section 9.1 (ii) or (iii) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

         10. DAMAGE TO TANGIBLE PROPERTY. If, between the date of this Agreement and the Closing Date, any of the Seller 's assets are damaged, the transactions contemplated by this Agreement shall proceed, provided that, at Buyer's option either (A) the amount of Cash being issued hereunder shall be decreased by the fair market value of the affected Property (herein, the "Affected Property") or
(B) the proceeds from the Insurance Policies (together with a reimbursement to Buyer of the amount of any deductible thereon), shall be assigned and/or paid to Buyer. Buyer shall have the right to participate in the negotiation and settlement of any insurance claim or condemnation award, as the case may be. If the parties are unable in good faith to agree upon the fair market value of the Affected Property, the Closing Date shall be extended to the fifth business day after the date the appraisal procedure set forth in this Section 10 shall be completed. Within 10 days after such damage or condemnation, the parties shall attempt to agree upon the selection of a disinterested independent qualified appraiser to determine the fair market value of the Affected Property. If the parties are able to agree upon an appraiser, such appraiser shall be instructed to furnish a written appraisal within 30 days of its or his selection. If the parties are unable to agree upon the selection of an appraiser within such 10-day period, the Seller and Buyer shall, within five days thereafter, each select an appraiser to determine the fair market value of the Affected Property. Each appraiser so selected shall furnish the parties with a written appraisal within 30 days of its or his selection. If the two appraisals are within 10% of each other, the fair market value of the Affected Property shall be the average of the two appraisals. If the two appraisals are not within 10% of each other, the appraisers shall, within 10 days after the issuance of their respective reports, select a third appraiser to determine the fair market value of the Affected Property. The third appraiser shall issue a written appraisal within 30 days of its or his selection. The third appraisal shall be averaged with the other two and the appraisal furthest from the average of all three appraisals shall be disregarded. The average of the remaining two appraisals shall be the fair market value of the Affected Property. The Seller and Buyer shall each pay 50% of the total cost of the appraisal(s). The determination of the fair market value of the Affected Property pursuant to the appraisal procedure set forth in this Section 10 shall be final, conclusive and binding upon the parties, absent a showing of fraud. If, subsequent to the Closing Date, all or a portion of the Affected Property that is the subject of a pending condemnation procedure is not ultimately taken, the fair market value of such Property shall promptly upon settlement or final resolution of such proceeding, be paid to the Seller.

         11. LITIGATION COSTS. In any action, proceeding or arbitration between the parties arising out of or relating to this Agreement, all litigation costs and reasonable attorney's fees should be borne by the non-prevailing party, regardless of whether it's litigation or arbitration.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date for a period of two years from date of Closing; provided, however, that any claim for breach of the warranty as it relates to the condition of the equipment shall be made within twelve months from the date of Closing.

         13. INDEMNIFICATION.

                  13.1. INDEMNIFICATION.

                           (i) The Seller, Shareholder, H. Richard Wolf, and the
other Shareholders (only to the extent any other such Shareholder has agreed to be bound by a particular representation and warranty that the Buyer claims has been breached), jointly and severally, covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) any material inaccuracy in or material breach of any representation or warranty made by the Seller or any Shareholder in this Agreement or in any writing delivered pursuant to this Agreement or at the closing [unless and except that such inaccuracy or breach is a direct result of changes made by the Buyer in accounting methods or estimates utilized in financial reporting of the Seller]; (ii) the failure of the Seller or any Shareholder to perform or observe fully any covenant (including post closing covenants), agreement or provision to be performed or observed by the Seller or such Shareholder pursuant to this Agreement or any of the Related Agreements; or (iii) the failure of Seller to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement.

                           (ii) Buyer covenants and agrees to defend, indemnify
and hold harmless the Seller and Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; (iii) the failure of Buyer to remove Seller or H. Richard Wolf as an obligor or guarantor of any debt assumed by, or as assigned to Buyer hereunder or (iv) the failure of Buyer to remove Seller or H. Richard Wolf from any obligations it or he may have under any lease with Citicorp Leasing, Inc., or FIL[USA], Inc.

                  13.2.     THIRD PARTY CLAIMS.

                           (i) If any party entitled to be indemnified pursuant
to Section 13.1 (an "INDEMNIFIED PARTY") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an " INDEMNIFABLE Claim") with respect to which another party hereto (an "INDEMNIFYING PARTY") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "CLAIM NOTICE") of the Indemnifiable Claim; PROVIDED, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

                           (ii) The Indemnifying Party shall have thirty (30)
days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, PROVIDED, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party Shareholder consent. So long as the Indemnifying Party is contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

                           (iii) If the Indemnifying Party does not notify the
Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; PROVIDED, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                           (iv) Anything contained in this Section 13.2 to the
contrary notwithstanding, the Seller and any applicable Shareholders shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) If the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Seller which Buyer determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of the Seller, Seller and applicable shareholders shall be entitled to assume the defense of such Indemnifiable Claims; provided, however, that the Counsel chosen by Seller and applicable shareholders shall be reasonably acceptable to Buyer.

         13.3. INDEMNIFICATION NON-EXCLUSIVE. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

         13.4. SET-OFF. Notwithstanding any provision of this Agreement or of any other agreement, instrument or undertaking, it is understood and agreed that Buyer shall have the right to set-off the amount of any indemnity under Sections
13.1 or 13.2 hereof to the extent the Seller or any of the Shareholders shall be liable therefor against any sums of money or any shares of the Buyer at any time payable or deliverable to the Shareholders. The remedies provided in this Article shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies by it against any other party.

         14. EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement shall be consummated, each party shall pay its or their own expenses incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated hereby.

         15. POST CLOSING COVENANTS. (i) H.Richard Wolf, a Shareholder, shall remain a full time employee and Helen Wolf a part time employee for a period of six months subsequent to the Closing Date, subject only to the death or incapacity of either. Helen Wolf's employment shall not exceed 10 hours per week during the six month time frame. The total compensation to be paid by Buyer for the employment of Richard Wolf and Helen Wolf for the six month period shall be $40,000. Their employment duties shall consist of performing general operations and administration functions to assure a smooth transition in plant management and administration. Richard Wolf shall also assist in the installation of any additional equipment lines, if necessary. (ii) At any time and from time to time after the Closing Date, at Buyer's request and without further consideration, Shareholders and the Seller will promptly execute and deliver all such further documents or perform such acts as Buyer may reasonably request in order to more fully consummate the transactions contemplated herein. (iii) After the Closing Date, Shareholders and the Seller shall promptly deliver to Buyer all notices, correspondence and other items relating to the Assets which are from time to time received by it or are in its possession. Buyer shall retain any documents and records delivered to it by Shareholders or the Seller for all periods required by any Laws.

        16. DILUTION PROTECTION. The Common Stock provided as part of the purchase price consideration as set forth in Section 1.3 (ii) herein, shall be protected against dilution from any stock splits or stock dividends until such time as U.S. Plastic Lumber Corporation becomes a full public reporting company under the regulations of the Securities and Exchange Commission ("SEC") which shall mean the date upon which the SEC grants a registration statement filed by U.S. Plastic Lumber Corporation to be effective or the date which U.S. Plastic Lumber Corporation files a 10K report to the SEC, whichever event happens earlier. Notwithstanding anything to the contrary, Shareholders understand that stock will be issued by U.S. Plastic Lumber Corp. for purposes of acquisitions, financings, and other such transactions related to its growth and stability, and stock dividends relative to a previous Series A Preferred Stock offering completed by U.S. Plastic Lumber Corp. and that such transactions shall not be subject to any dilution protection whatsoever.

        17.     MISCELLANEOUS.

                  17.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally or mailed, certified, registered or express mail, or courier service, postage prepaid, and shall be deemed given when so delivered personally or if by certified or registered mail, four days after the date of mailing or if express mailed or sent by courier service, two days after the date of mailing or sending subject to an obligation imposed upon the person sending the notice to obtain a receipt, as follows:

                  (i)      If to Shareholder and/or the Seller, to:


                           with a required copy to:
                           Astrachan Gunst Goldman & Thomas, P.C.
                           Attn:  James B. Astrachan
                           20 South Bharles Street, Sixth Floor
                           Baltimore, MD  21201

                  (ii)     If to Buyer, to:


                           U.S. Plastic Lumber Corp.
                           2300 W. Glades Rd. Suite 440W
                           Boca Raton, FL 33431
                           Attn: Bruce C. Rosetto, Vice President
                           and General Counsel

or to such other address as any party may designate to the others by notice as set forth above.

                  17.2. ENTIRE AGREEMENT. This Agreement (including the menu of Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  17.3. WAIVERS AND AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by all the parties. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right hereunder, or any single or partial exercise of any right hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.

                  17.4. BINDING AGREEMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective legal representatives, successors and assigns.

                  17.5. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made, delivered and to be performed entirely therein.

                  17.6. ASSIGNMENT. This Agreement may not be assigned by any party, except with the written consent of the other party hereto provided that, at Closing, Buyer may, without the consent of Shareholders or the Seller, assign some or all its rights to a subsidiary or subsidiaries or an affiliate or affiliates. Any such assignment shall not relieve Buyer or U.S.

Plastic Lumber Corporation of any obligations under this Agreement. Nothing in this Agreement is intended to confer upon any person or entity, other than the parties hereto and their legal representatives, successors and permitted assigns, any rights under this Agreement.

                  17.7. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  17.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Except for the binding arbitration process described below, any action arising out of this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the State of Maryland and each party waives any objection which such party may have to the laying of the venue of any such action, and irrevocably submits to the jurisdiction of any such court in any such action. Any controversy between the parties arising out of or relating to this Agreement or the transactions contemplated hereby where the amount in controversy is less than $75,000.00 shall be settled by binding arbitration within the State of Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof; provided, however, that if any party shall seek equitable relief or enforcement of the Security Agreement, the Courts of Maryland shall be availed of for that purpose, after which the parties shall again be compelled to arbitrate any issue required to be arbitrate hereunder.

                  17.9. INTERPRETATION. Notwithstanding any right of Buyer to investigate fully the affairs of Shareholders and the Seller (and vice versa) and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation (and vice versa) , Buyer and Shareholders and the Seller have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement.

                  17.10. SEVERABILITY . If any provision of this Agreement is construed to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect, unless the absence of the invalid, illegal or unenforceable provision or provisions materially reduces the value to be given or received by any party at the Closing or materially alters the obligations and liabilities of any party after the Closing. To the extent permitted by law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

                  17.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17.12. EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement are part of this Agreement as if set forth in full herein, and any information disclosed on any Schedule shall be deemed to have been disclosed on all applicable Schedules,

                  17.13. HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST/WITNESS:                             BUYER:
                                            U.S. Plastic Lumber Ltd.

/s/ Bruce C. Rosetto                        /s/ Michael A. Lupo
----------------------------------          --------------------------------
Bruce C. Rosetto, Secretary                 Michael A. Lupo, President


                                            Chesapeake Plastic Lumber Inc.


/s/ Bruce C. Rosetto                        /s/ Michael A. Lupo
----------------------------------          --------------------------------
Bruce C. Rosetto, Secretary                 Michael A. Lupo, Chairman



                                            SELLER:
                                            Chesapeake Recycled Lumber, Inc.

                                            /s/ H. Richard Wolf
----------------------------------          --------------------------------
                                            H. Richard Wolf, President


                                            SHAREHOLDERS:

                                            /s/ H. Richard Wolf
----------------------------------          --------------------------------
                                            H. Richard Wolf


                                            /s/ Joel B. Chazen
----------------------------------          --------------------------------
                                            Joel B. Chazen


                                            /s/ Larry M. Epstein
----------------------------------          --------------------------------
                                            Larry M. Epstein


                                            /s/ Myron S. Asher
----------------------------------          --------------------------------
                                            Myron S. Asher


                                            /s/ Jeffrey M. Kleeman
----------------------------------          --------------------------------
                                            Jeffrey M. Kleeman


                                            /s/ Donald N. Hoffman
----------------------------------          --------------------------------
                                            Donald N. Hoffman


                                            /s/ Stephen W. Oliver
----------------------------------          --------------------------------
                                            Stephen W. Oliver

                                            /s/ Mark R. Toploski
----------------------------------          --------------------------------
                                            Mark R. Toploski

U.S. Plastic Lumber Corporation enters into this Agreement for the sole purpose of binding itself to Sections 4.1.1 and 4.1.3 hereof.

ATTEST:                                     U.S. Plastic Lumber Corporation

/s/ Bruce C. Rosetto                        /s/ Mark S. Alsentzer
----------------------------------          --------------------------------
Bruce C. Rosetto, Secretary                 Mark S. Alsentzer, President

LIST OF EXHIBITS
----------------





EXHIBIT                    DESCRIPTION
-------                    -----------
A                          List of Shareholders
B                          Promissory Note
B-1                        UCC Financing Statement and Security Agreement
C                          Non-Compete Agreements
D                          Opinion of Counsel of Seller/Shareholder
E                          Articles of Transfer/Bill of Sale
F                          Certificate of President of Chesapeake Recycled Lumber, Inc.
G                          Consent of Shareholders of Chesapeake Recycled Lumber, Inc.
H                          Consent of Directors of Chesapeake Recycled Lumber, Inc.
I                          Assumption of FIL (US), Inc. Building Lease

EXHIBIT                    DESCRIPTION
-------                    -----------

1.1                        List of Assets
1.2                        List of Assumption of Liabilities and Debts
1.4                        Allocation of Purchase Price
1.6                        Deferred Payment Customer List
1.7                        Bulk Sale - List of Creditors
3.1                        Organization and Good Standing
3.1-2                      Limits on Authority
3.1-3                      Consents of Shareholder/Seller
3.2                        Tax Matters
3.3                        Compliance; Permits
3.4                        No Breach
3.5                        Financial Statements
3.7                        Litigation and Judgments
3.8                        Contracts
3.9                        Accounts Receivable
3.11                       Tangible Property
3.11-2                     Real Property
3.11-3                     Software
3.12                       Liens
3.13                       List of Employees
3.13-1                     Employment Agreements
3.13-2                     Employment Compliance Matters
3.13-3                     Loans made to Company Employees
3.14                       Employee Benefit Plans
3.15                       Insurance Policies
3.17                       Environmental Matters

4.1                        Consents of Buyer
5.1                        Certain Employees
7.5                        Liens to be Terminated